Gran Tierra Energy Inc. Announces Third Quarter 2021 Results

•Achieved Average Total Production of 28,957 BOPD, Up 53% Year-Over-Year and Up 26% from Prior Quarter
•Generated Net Income of $35 Million
•Increased Funds Flow from Operations(1) to $69 Million, Up 197% from Prior Quarter
•Generated Free Cash Flow(1)of $34 Million, Highest Since Fourth Quarter 2012
•Credit Facility Balance Paid Down to $150 Million at September 30, 2021; Current Balance of $130 Million
CALGARY, ALBERTA, November 1, 2021, Gran Tierra Energy Inc. ("Gran Tierra" or the "Company") (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced the Company’s financial and operating results for the quarter ended September 30, 2021 ("the Quarter"). All dollar amounts are in United States dollars and production amounts are on an average working interest before royalties ("WI") basis unless otherwise indicated. Per barrel ("bbl") and bbl per day ("BOPD") amounts are based on WI sales before royalties. For per bbl amounts based on net after royalty ("NAR") production, see Gran Tierra’s Quarterly Report on Form 10-Q filed November 1, 2021.
Key Highlights:
•Material funds flow from operations(1) growth in the Quarter, underpinned by higher production volumes and strong Brent pricing:
◦Funds flow from operations(1) increased by 758% to $69 million compared to the third quarter of 2020 and increased 197% from the second quarter of 2021 ("the Prior Quarter").
•Returning to production growth with the Quarter's production up 26% from the Prior Quarter:
◦The Quarter's production averaged 28,957 BOPD, up 53% from the third quarter of 2020, and up 26% from the Prior Quarter.
◦Gran Tierra's average production for various time periods is outlined in the table below:

Average Production (BOPD)	Acordionero	Costayaco	Moqueta	Suroriente	Other	Total Company
Third Quarter 2020	9,696	4,949	2,051	805	1,443	18,944
Fourth Quarter 2020	9,732	4,363	2,530	2,851	2,431	21,907
First Quarter 2021	12,681	4,190	2,304	2,752	2,536	24,463
Second Quarter 2021	14,793	3,206	1,774	1,058	2,204	23,035
Third Quarter 2021	14,427	6,292	2,321	3,513	2,404	28,957
October 2021*	14,979	6,748	2,206	3,393	2,102	29,416
*Approximate average production over the period from October 1, 2021 to October 30, 2021.

•Suroriente (Gran Tierra 52% WI) and PUT-7 (Gran Tierra 100% WI) Blocks: The approximate average WI production of Suroriente and PUT-7 was approximately 3,750 BOPD during October 2021. Due to a localized farmers' blockade directed at the Colombian government, not Gran Tierra, the Suroriente and PUT-7 Blocks are temporarily shut-in. The blockade started during the last week of October 2021. The Colombian government is working diligently to quickly lift this blockade. Once the blockade ends, the Company expects to quickly restore Suroriente's and PUT-7's production levels to their current approximate capacity of 4,400-4,600 BOPD.

•Current Production: Gran Tierra's total corporate production is currently approximately 26,000 BOPD. Once the blockade affecting the Suroriente and PUT-7 Blocks ends, Gran Tierra expects that the Company can quickly restore total corporate production to approximately 30,000-31,000 BOPD.
•Production Guidance: Gran Tierra expects full-year 2021 average production to be 26,500-27,500 BOPD (the previous forecast was 27,500-28,500 BOPD), due to the impact of the current blockade. While the Colombian government is focused on quickly ending this blockade, Gran Tierra believes it is prudent to adjust the Company's 2021 production guidance.
•Reaffirmed 2021 Financial Guidance: Despite the impact of the most recent Suroriente and PUT-7 blockade on the Company's 2021 production guidance, Gran Tierra believes this situation can be resolved quickly and expects the currently strong Brent oil price environment to partially offset the impact on production. The Brent oil price has averaged $83.75/bbl during October 1-29, 2021, which is 16% higher than the $72.00/bbl Brent price that the Company had assumed for budget purposes during the fourth quarter of 2021. The Company's current financial guidance is 2021 EBITDA(1) of $265-285 million, 2021 cash flow(1) $215-235 million, 2021 free cash flow(1) of $75-95 million and capital expenditures of $130-150 million.
•Key Financial Metrics for the Quarter:
◦Credit Facility Paid Down: As of September 30, 2021, the Company had paid down its credit facility balance by $25 million to $150 million and had a total cash balance(4) of $20 million. These figures compare to a credit facility balance of $175 million and a total cash balance(4) of $24 million at the end of the Prior Quarter. As of November 1, 2021, Gran Tierra has paid down its credit facility balance by an additional $20 million to $130 million. With expected fourth quarter 2021 free cash flow(1) and changes in non-cash working capital (primarily related to the ongoing collection of tax receivables), Gran Tierra expects its bank credit facility to be paid down to a balance of $80 million by December 31, 2021.
◦Generated Net Income and Increased EBITDA: During the Quarter, Gran Tierra generated net income of $35 million, an increase of 299% from the net loss of $18 million realized in the Prior Quarter; the Quarter's EBITDA(1) also improved substantially to $96 million, up 178% from the Prior Quarter's $34 million.
◦Funds Flow: Relative to the Prior Quarter, the Company's funds flow from operations(1) was up 197% to $69 million, due to increased sales volumes of 31%, strong Brent pricing, and lower hedging losses.
◦Free Cash Flow: During the Quarter, the Company generated free cash flow(1) of $34 million, the highest since the fourth quarter of 2012, which was deployed to strengthen the Company’s balance sheet.
◦Increased Oil Sales and Operating Netback: During the Quarter, the Brent oil price averaged $73.23/bbl and Gran Tierra generated oil sales of $135 million, up 40% or $39 million from the Prior Quarter, due to a 6% increase in the Brent oil price coupled with a 26% increase in production during the Quarter. The Company’s operating netback(2) of $34.95/bbl was up 5%, an increase of $1.51/bbl relative to the Prior Quarter. This improvement was achieved despite an increase in royalties to $11.80/bbl, up from the Prior Quarter's $10.21/bbl, which was caused by higher oil prices, and despite increased expenses during the Quarter.
◦Operating Expenses: Compared to the Prior Quarter, the Company’s operating expenses were up 11% to $13.86/bbl as a result of increased power generation costs. When compared to the corresponding period in 2020, year-to-date operating expenses were consistent at approximately $13.38/bbl.
◦Other Expenses:

▪Transportation expenses were down $0.32/bbl during the Quarter to $1.11/bbl, compared to the Prior Quarter as a result of favorable pipeline contracts negotiated during the Quarter.
▪Quality and transportation discounts remained consistent during the Quarter, despite an increase in Castilla and Vasconia oil price differentials.
▪General and administrative ("G&A") before stock-based compensation during the Quarter decreased by 24% versus the Prior Quarter, due to the timing of certain costs paid and expensed in the Prior Quarter.
◦Capital Expenditures: The Quarter's expenditures of approximately $35 million were relatively flat with the Prior Quarter's level of $37 million.
◦Oil Price Hedges In Place Designed To Protect Cash Flows During Second Half 2021: The Company has the following Brent oil price hedges in place covering 10,000 BOPD for the remainder of 2021, with a weighted average floor price of $57.03/bbl and a weighted average ceiling price of $65.29/bbl (realized oil price hedging losses totaled $7 million during the Quarter). Currently, the Company does not have any hedges in place yet for 2022.

Period and type of instrument	Volume BOPD	Reference	Sold Put ($/bbl, Weighted Average)	Purchased Put ($/bbl, Weighted Average)	Sold Call ($/bbl, Weighted Average)	Swap Price ($/bbl, Weighted Average)
Three-way Collars: October 1, to December 31, 2021	7,000	ICE Brent	47.14	57.14	68.95	n/a
Swaps: October 1, to December 31, 2021	3,000	ICE Brent	n/a	n/a	n/a	56.75

Message to Shareholders
Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: “Gran Tierra generated $69 million of funds flow from operations(1) during the Quarter by restoring production levels safely and diligently across our Colombian portfolio. Despite the temporary setback from the recent Suroriente and PUT-7 blockade, which we expect to be resolved quickly, we are targeting further debt reduction in the fourth quarter of 2021, in line with our previously announced capital allocation strategy. Looking ahead, with the stronger Brent oil price environment in tandem with our restored production volumes, we are on track to generate significant 2021 free cash flow(1).
With a constructive oil price environment, a successful first half 2021 drilling program and the expiry of our first half 2021 oil price hedges, we are very excited about the remainder of 2021 and all of 2022. Next year, we plan to focus on continued strengthening of our balance sheet, the ongoing development of our core assets and a measured but high-impact exploration program."
Operations Update
•Acordionero Oil Field (100% WI)
◦When necessary, a workover rig was deployed during the Quarter to restore existing wells to production if they went offline.
◦Gran Tierra believes its prudent reservoir management of Acordionero’s waterflood has allowed the Company to restore this field’s production to an average level of 14,427 BOPD in the Quarter, up 49% from one year ago, and the highest quarterly average production since the fourth quarter of 2019.
◦The 2021 drilling program in Acordionero was very successful and based on the results to date, the Company plans to have an active drilling program of both oil producers and water injectors during 2022.

◦Acordionero’s approximate average production(3) in October 2021 was 14,979 BOPD.
•Costayaco Oil Field (100% WI)
◦In March 2021, Gran Tierra commenced its infill development drilling campaign to drill 3 oil producers; this drilling program was the first in Costayaco since November 2019.
◦The CYC-42 and CYC-43 infill oil wells were drilled during March and April of 2021 and the CYC-44 infill oil well was drilled in late April 2021.
◦All three of these successful new oil wells started production during the Quarter and drove a significant increase in Costayaco’s average production to 6,292 BOPD during the Quarter, up 50% from 4,190 BOPD in the first quarter of 2021. Based on the results of this year's program, the Company anticipates drilling additional development wells in Costayaco in 2022.
◦Costayaco’s approximate average production(3) in October 2021 was 6,748 BOPD.
•Moqueta Oil Field (100% WI)
◦During the Quarter, Gran Tierra completed a budgeted workover program that was designed to optimize Moqueta’s waterflood, which may potentially increase the field’s ultimate oil recovery.
◦The workover program was very successful and we anticipate drilling additional development wells in Moqueta in the second half of 2022.
◦Moqueta’s approximate average production(3) in October 2021 was 2,206 BOPD.
•Suroriente Block (52% WI and Operator)
◦At the Cohembi oil field in the Suroriente Block, a facility expansion program is progressing, which is expected to allow additional production to be brought online in the fourth quarter of 2021.
◦During the Quarter, a workover rig was deployed to run larger pumps in some oil wells.
◦The Suroriente Block’s average WI production during the Quarter was 3,513 BOPD, the highest average WI quarterly rate since the fourth quarter of 2019.

Financial and Operational Highlights (all amounts in $000s, except per share and bbl amounts)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2021	2020	2021	2021	2020

Net Income (Loss)	$35,007	$(107,821)	$(17,627)	$(20,042)	$(730,096)
Per Share - Basic and Diluted	$0.10	$(0.29)	$(0.05)	$(0.05)	$(1.99)

Oil Sales	$135,319	$53,142	$96,623	$327,435	$173,045
Operating Expenses	(37,567)	(20,721)	(25,431)	(92,623)	(84,673)
Transportation Expenses	(3,021)	(1,286)	(2,921)	(8,448)	(8,549)
Operating Netback(1)(2)	$94,731	$31,135	$68,271	$226,364	$79,823

G&A Expenses Before Stock-Based Compensation	$5,444	$4,506	$7,133	$18,475	$17,183

G&A Stock-Based Compensation Expense (Recovery)	1,053	56	1,873	6,597	(707)
G&A Expenses, Including Stock Based Compensation	$6,497	$4,562	$9,006	$25,072	$16,476

Adjusted EBITDA(1)	$81,804	$21,884	$36,299	$160,007	$74,247

EBITDA(1)	$95,625	$(83,017)	$34,424	$146,408	$(621,010)

Funds Flow from Operations(1)	$69,103	$8,056	$23,272	$121,348	$36,257

Capital Expenditures	$34,839	$7,354	$37,384	$109,650	$56,378

Free Cash Flow(1)	$34,264	$702	$(14,112)	$11,698	$(20,121)

Average Daily Volumes (BOPD)
WI Production Before Royalties	28,957	18,944	23,035	25,501	22,864
Royalties	(5,585)	(1,893)	(4,059)	(4,531)	(2,600)
Production NAR	23,372	17,051	18,976	20,970	20,264
Decrease (Increase) in Inventory	461	15	(522)	(105)	117
Sales	23,833	17,066	18,454	20,865	20,381
Royalties, % of WI Production Before Royalties	19%	10%	18%	18%	11%

Per bbl
Brent	$73.23	$43.34	$69.08	$67.97	$42.53
Quality and Transportation Discount	(11.51)	(9.49)	(11.54)	(10.49)	(11.54)
Royalties	(11.80)	(3.35)	(10.21)	(10.18)	(3.57)
Average Realized Price	49.92	30.50	47.33	47.30	27.42
Transportation Expenses	(1.11)	(0.74)	(1.43)	(1.22)	(1.35)
Average Realized Price Net of Transportation Expenses	48.81	29.76	45.90	46.08	26.07
Operating Expenses	(13.86)	(11.89)	(12.46)	(13.38)	(13.42)
Operating Netback(1)(2)	34.95	17.87	33.44	32.70	12.65
COVID-19 costs	(0.37)	(0.64)	(0.44)	(0.44)	(0.24)
G&A Expenses Before Stock-Based Compensation	(2.01)	(2.59)	(3.49)	(2.67)	(2.72)
Severance Expenses	—	(0.07)	—	(0.13)	(0.23)
Realized Foreign Exchange Gain (Loss)	0.30	(0.69)	0.19	0.16	0.36
Cash Settlements on Derivative Instruments	(2.70)	(2.51)	(11.91)	(6.51)	1.58
Interest Expense, Excluding Amortization of Debt Issuance Costs	(4.69)	(7.57)	(6.39)	(5.59)	(5.93)
Interest Income	—	—	—	—	0.05
Other Loss	—	1.12	—	—	0.31
Net Lease Payments	0.01	0.05	(0.01)	—	0.01
Current Income Tax Expense	—	(0.37)	0.01	—	(0.09)
Cash Netback(2)	$25.49	$4.60	$11.40	$17.52	$5.75

Share Information (000s)
Common Stock Outstanding, End of Period	367,038	366,982	366,992	367,038	366,982

Weighted Average Number of Common and Outstanding - Basic	366,993	366,982	366,982	366,986	366,982
Weighted Average Number of Common and Outstanding - Diluted	367,741	366,982	366,982	366,986	366,982

(1) Funds flow from operations, operating netback, cash netback, earnings before interest, taxes and depletion, depreciation and accretion (“DD&A”) (“EBITDA”) and EBITDA adjusted for goodwill impairment, asset impairment, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, stock based compensation expense, other non-cash loss, unrealized derivative instruments gains or losses and other financial instruments gains or losses (“Adjusted EBITDA”), cash flow and free cash flow are non-GAAP measures and do not have standardized meanings under generally accepted accounting principles in the United States of America (“GAAP”). Cash flow refers to funds flow from operations. Free cash flow refers to funds flow from operations less capital expenditures. Refer to “Non-GAAP Measures” in this press release for descriptions of these non-GAAP measures and, where applicable, reconciliations to the most directly comparable measures calculated and presented in accordance with GAAP.
(2) Operating netback as presented is defined as oil sales less operating and transportation expenses. See the table titled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.
(3) Approximate average production over the period from October 1, 2021 to October 30, 2021.
(4) Total cash balance is comprised of cash and cash equivalents, plus restricted cash and cash equivalents.

Conference Call Information:
Gran Tierra will host its third quarter 2021 results conference call on Tuesday, November 2nd, 2021, at 9:00 a.m. Mountain Time, 11:00 a.m. Eastern Time. Interested parties may access the conference call by dialing 1-844-348-3792 or 1-614-999-9309 (North America), 0800-028-8438 or 020-3107-0289 (United Kingdom) or 01-800-518-5094 (Colombia). The call will also be available via webcast at www.grantierra.com.
Corporate Presentation:
Gran Tierra’s Corporate Presentation has been updated and is available on the Company website at www.grantierra.com.
Contact Information
For investor and media inquiries please contact:

Gary Guidry
President & Chief Executive Officer

Ryan Ellson
Executive Vice President & Chief Financial Officer

Rodger Trimble
Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.
Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company currently focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is currently developing its existing portfolio of assets in Colombia and Ecuador and will continue to pursue additional growth opportunities that would further strengthen the Company’s portfolio. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company’s website (including the Sustainability Report) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.
Gran Tierra’s Securities and Exchange Commission filings are available on the SEC website at http://www.sec.gov. The Company's Canadian securities regulatory filings are available on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.
Forward-Looking Statements and Legal Advisories:
This press release contains opinions, forecasts, projections, expectations and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). The use of the words “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project” “forecast”, “guidance”, “target”, “goal”, “plan”, “budget” “objective”, “could”, “should”, and other terms identify forward-looking statements. In particular, but without limiting the foregoing, this press release contains forward-looking statements regarding: the Company’s 2021 outlook and guidance, including estimates of future production, EBITDA, funds flow from operations, cash flow, free cash flow, total capital and certain associated metrics; expectations regarding its capital program, liquidity, including the ability to pay down the credit facility, and access to capital; strategies related to drilling and operational activities and expectations regarding well performance, production and workover activities; the benefits of reduced capital spending and G&A expenses; and the benefits of derivative transactions and expectations regarding future oil prices.
Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: the unprecedented impact of the COVID-19 pandemic and the actions of OPEC and non-OPEC countries and the procedures imposed by governments in response thereto; disruptions to local operations; the decline and volatility in oil and gas industry conditions and commodity prices; the severe imbalance in supply and demand for oil and natural gas; prices and markets for oil and natural gas are unpredictable and volatile; the accuracy of productive capacity of any particular field; the timing and impact of any resumption of operations; Gran Tierra’s operations are located in South America and unexpected problems can arise due to guerilla activity or local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives (including a reduction of the capital program); the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; the risk that current global economic and credit market conditions and the regulatory environment may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; volatility or declines in the trading price of our common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra’s ability to comply with financial covenants in its credit agreement and indentures and make borrowings under its credit agreement; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption "Risk Factors" in Gran Tierra’s Annual Report on Form 10-K for the year ended December 31, 2020, many of which are beyond the Company’s control. These filings are available on the SEC website at http://www.sec.gov and on SEDAR at www.sedar.com.
The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management's experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra’s control, which may cause actual results to differ materially from those implied or expressed by the forward looking statements. The risk that the assumptions on which the 2021 outlook and guidance are based prove incorrect may increase the later the period to which the outlook relates. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra’s business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.
The estimates of future production may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective financial performance, financial position or cash flows are provided to give the reader a better understanding of the potential future performance of the Company in certain areas and are based on assumptions about future events, including economic conditions and proposed courses of action, based on management's assessment of the relevant information currently available, and to become available in the future.
In particular, this press release contains projected production information for the year 2021 and in relation to the Suroriente and PUT-7 Blocks' production post any blockade being lifted. These projections contain forward-looking statements and are based on a number of material assumptions and factors, including those set out above. Actual results may differ significantly from the projections presented herein. The actual results of Gran Tierra’s operations for any period could vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary. See press release from the Company dated October 13, 2021 for additional information in respect of 2021 guidance.
The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial and operational information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company and its management believe that the prospective financial information has been prepared on a reasonable basis, reflecting management's best estimates and judgments, and represent, to the best of management's knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.
Non-GAAP Measures
This press release includes non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as alternatives to net income or loss, cash flow from operating activities or other measures of financial performance as determined in accordance with GAAP. Gran Tierra’s method of calculating these measures may differ from other companies and, accordingly, they may not be comparable to similar measures used by other companies. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as to not imply that more emphasis should be placed on the non-GAAP measure.
Operating netback as presented is defined as oil sales less operating and transportation expenses. See the table entitled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.
Cash netback as presented is defined as net income or loss adjusted for depletion, depreciation and accretion (“DD&A”) expenses, goodwill impairment, asset impairment, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, derivative instruments gains or losses, cash settlements on derivative instruments, other financial instruments gains or losses and other non-cash losses. Management believes that operating netback and cash netback are useful supplemental measures for investors to analyze financial performance and provide an indication of the results generated by Gran Tierra’s principal business activities prior to the consideration of other income and expenses. A reconciliation from net loss to cash netback is as follows:

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
Cash Netback - (Non-GAAP) Measure ($000s)	2021	2020	2021	2021	2020
Net income (loss)	$35,007	$(107,821)	$(17,627)	$(20,042)	$(730,096)
Adjustments to reconcile net income (loss) to cash netback
DD&A expenses	38,055	31,340	28,927	98,300	131,118
Goodwill impairment	—	—	—	—	102,581
Asset impairment	—	104,731	—	—	507,093
Deferred tax expense (recovery)	8,955	(21,202)	9,203	26,809	(62,796)
Stock-based compensation expense (recovery)	1,053	56	1,873	6,597	(707)
Amortization of debt issuance costs	907	838	894	2,682	2,774
Non-cash lease expense	408	523	370	1,222	1,494
Lease payments	(384)	(429)	(393)	(1,239)	(1,404)
Unrealized foreign exchange loss	3,465	3,080	477	16,945	22,335
Derivative instruments loss (gain)	2,603	(2,173)	21,239	47,540	(9,417)
Cash settlements on derivative instruments	(7,332)	(4,373)	(24,305)	(45,041)	9,970
Other financial instruments (gain) loss	(13,634)	1,460	2,614	(12,425)	61,286
Other non-cash loss	—	2,026	—	—	2,026
Cash netback	$69,103	$8,056	$23,272	$121,348	$36,257

EBITDA, as presented, is defined as net income or loss adjusted for DD&A expenses, interest expense and income tax expense or recovery. Adjusted EBITDA, as presented, is defined as EBITDA adjusted for goodwill impairment, asset impairment, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, stock based compensation expense or recovery, other non-cash loss, unrealized derivative instruments gains or losses and other financial instruments gains or losses. Management uses this supplemental measure to analyze performance and income generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is useful supplemental information for investors to analyze our performance and our financial results. A reconciliation from net loss to EBITDA and adjusted EBITDA is as follows:

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
EBITDA - (Non-GAAP) Measure ($000s)	2021	2020	2021	2021	2020
Net income (loss)	$35,007	$(107,821)	$(17,627)	$(20,042)	$(730,096)
Adjustments to reconcile net income (loss) to EBITDA and Adjusted EBITDA
DD&A expenses	38,055	31,340	28,927	98,300	131,118
Interest expense	13,608	14,029	13,935	41,355	40,204
Income tax expense (recovery)	8,955	(20,565)	9,189	26,795	(62,236)
EBITDA	$95,625	$(83,017)	$34,424	$146,408	$(621,010)
Goodwill impairment	—	—	—	—	102,581
Asset impairment	—	104,731	—	—	507,093

Non-cash lease expense	408	523	370	1,222	1,494
Lease payments	(384)	(429)	(393)	(1,239)	(1,404)
Unrealized foreign exchange loss	3,465	3,080	477	16,945	22,335
Stock-based compensation expense (recovery)	1,053	56	1,873	6,597	(707)
Other non-cash loss	—	2,026	—	—	2,026
Unrealized derivative instruments (gain) loss	(4,729)	(6,546)	(3,066)	2,499	553
Other financial instruments loss (gain)	(13,634)	1,460	2,614	(12,425)	61,286
Adjusted EBITDA	$81,804	$21,884	$36,299	$160,007	$74,247

Funds flow from operations, as presented, is defined as net income or loss adjusted for DD&A expenses, goodwill impairment, asset impairment, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains or losses, derivative instruments gains or losses, cash settlements on derivative instruments, other financial instruments gains or losses and other non-cash losses. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income or loss, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. Free cash flow, as presented, is defined as funds flow from operations adjusted for capital expenditures. Management uses this financial measure to analyze cash flow generated by our principal business activities after capital requirements and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net loss to both funds flow from operations and free cash flow is as follows:

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
Funds Flow From Operations - (Non-GAAP) Measure ($000s)	2021	2020	2021	2021	2020
Net income (loss)	$35,007	$(107,821)	$(17,627)	$(20,042)	$(730,096)
Adjustments to reconcile net income (loss) to funds flow from operations
DD&A expenses	38,055	31,340	28,927	98,300	131,118
Goodwill impairment	—	—	—	—	102,581
Asset impairment	—	104,731	—	—	507,093
Deferred tax expense (recovery)	8,955	(21,202)	9,203	26,809	(62,796)
Stock-based compensation expense (recovery)	1,053	56	1,873	6,597	(707)
Amortization of debt issuance costs	907	838	894	2,682	2,774
Non-cash lease expense	408	523	370	1,222	1,494
Lease payments	(384)	(429)	(393)	(1,239)	(1,404)
Unrealized foreign exchange loss	3,465	3,080	477	16,945	22,335
Derivative instruments loss (gain)	2,603	(2,173)	21,239	47,540	(9,417)
Cash settlements on derivative instruments	(7,332)	(4,373)	(24,305)	(45,041)	9,970
Other financial instruments (gain) loss	(13,634)	1,460	2,614	(12,425)	61,286
Other non-cash loss	—	2,026	—	—	2,026
Funds flow from operations	$69,103	$8,056	$23,272	$121,348	$36,257
Capital expenditures	$34,839	$7,354	$37,384	$109,650	$56,378
Free cash flow	$34,264	$702	$(14,112)	$11,698	$(20,121)

Gran Tierra is unable to provide neither forward-looking net income, the GAAP measure most directly comparable to the non-GAAP measures EBITDA, funds flow from operations, cash flow and free cash flow, nor forward-looking oil and gas sales, the GAAP measure most directly comparable to the non-GAAP measure operating netback, due to the impracticality of quantifying certain components required by GAAP as a result of the inherent volatility in the value of certain financial instruments held by the Company and the inability to quantify the effectiveness of commodity price derivatives used to manage the variability in cash flows associated with the forecasted sale of its oil production and changes in commodity prices.

Presentation of Oil and Gas Information
References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra’s reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company’s oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.
This press release contains certain oil and gas metrics, including operating netback and cash netback, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. These metrics are calculated as described in this press release and management believes that they are useful supplemental measures for the reasons described in this press release.
Such metrics have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.